As filed with the Securities and Exchange Commission on June 20, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AVANIR Pharmaceuticals

(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	33-0314804 (I.R.S. Employer Identification No.)
11388 Sorrento Valley Road, San Diego, California 92121 (858) 622-5200
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Gregory P. Hanson, CMA
Chief Financial Officer and Secretary
11388 Sorrento Valley Road, San Diego, California 92121
(858) 622-5200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Stephen C. Ferruolo
Ryan A. Murr
Heller Ehrman LLP
4350 La Jolla Village Drive, 7th Floor
San Diego, California 92122-1246
Telephone: (858) 450-8400
Facsimile: (858) 450-8499

     Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as the Registrant shall determine.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box, ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities	Proposed Maximum	Amount of
to be Registered (1)	Aggregate Offering Price (1)	Registration Fee (2)
Common stock, no par value	$100,000,000	$11,770
Preferred Stock, no par value
Depositary Shares
Debt Securities
Warrants

(1)	There is being registered hereunder an indeterminate number of shares of Class A common stock and preferred stock, depositary shares, debt securities and warrants that may be issued by the registrant at various times and at indeterminate prices, with a total offering price not to exceed $100,000,000. Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”) the shares being registered hereunder include such indeterminate number of shares of Class A common stock and preferred stock as may be issuable by the registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions, as well as related preferred stock purchase rights.

Pursuant to Rule 457(i) under the Securities Act, the shares being registered hereunder include:

•	Such indeterminate number of shares of Class A common stock as may be issuable by the registrant upon conversion or exchange of any preferred stock, depositary shares, warrants or debt securities issued under this registration statement.

•	Such indeterminate number of shares of preferred stock as may be issuable by the registrant upon conversion or exchange of any preferred stock, depositary shares, warrants or debt securities issued under this registration statement.

•	An indeterminable number of depositary shares of the registrant as may be sold from time to time by the registrant, such depositary shares will he evidenced by depositary receipts issued pursuant to a deposit agreement. Pursuant to Rule 457(i) under the Securities Act, the depositary shares being registered hereunder include such indeterminate number of depositary shares as may be issuable by the registrant upon conversion or exchange of any preferred stock, depositary shares, warrants or debt securities issued by the registrant under this registration statement.

•	An indeterminable principal amount of debt securities of the registrant as may be sold from time to time by the registrant. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount at maturity as shall result in aggregate gross proceeds to the registrant not to exceed $100,000,000, less the gross proceeds attributable to any securities previously issued pursuant to this registration statement. Pursuant to Rule 457(i) under the Securities Act, the debt securities being registered hereunder include such indeterminate principal amount of debt securities as may be issuable by the registrant upon conversion or exchange of any warrants issued under this registration statement.

•	An indeterminate number of warrants to purchase common stock, preferred stock, depositary shares or debt securities of one or more series. Pursuant to Rule 457(i) under the Securities Act, the warrants being registered hereunder include such indeterminate number of warrants as may be issuable by the registrant upon conversion or exchange of any preferred stock or debt securities issued by the registrant under this registration statement.

In no event will the aggregate offering price of all securities issued by the registrant from time to time pursuant to this registration statement exceed $100,000,000, excluding accrued interest, if any, on any debt securities issued under this registration statement. The securities registered by the registrant hereunder may be sold separately or with other securities registered hereunder.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 20, 2005

PROSPECTUS

$100,000,000

AVANIR Pharmaceuticals

Class A Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants

     We may offer and sell an indeterminate number of shares of our Class A common stock and preferred stock, depositary shares, debt securities and warrants from time to time under this prospectus. We may offer these securities separately or as units, which may include combinations of the securities. We will describe in a prospectus supplement the securities we are offering and selling, as well as the specific terms of the securities.

     We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

     Our Class A common stock trades on The American Stock Exchange under the symbol “AVN.” On June 17, 2005, the closing price for our Class A common stock, as reported on The American Stock Exchange, was $2.80 per share.

     Investing in our securities involves certain risks. See “Risk Factors” beginning on Page 4 of this prospectus for certain risks you should consider. You should read the entire prospectus and any applicable prospectus supplement carefully before you make your investment decision.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

 i

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a shelf registration process. Under the shelf registration process, we may offer shares of our Class A common stock and preferred stock, depositary shares, various series of debt securities and warrants to purchase any of such securities with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest, dividends or other payments, if any;

•	redemption, conversion, exchange, settlement or sinking fund terms, if any;

•	conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important federal income tax considerations.

     A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

     The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the common stock offered under this prospectus. The registration statement can be read at the SEC website or at the SEC’s public reading room mentioned under the heading “Where You Can Find More Information.”

     We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and the accompanying prospectus supplement speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

     We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

     Class A Common Stock. We may issue shares of our Class A common stock from time to time. Holders of our Class A common stock are entitled to one vote per share for the election of directors and on all other matters that require shareholder approval. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our Class A common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our Class A common stock or any other securities convertible into shares of any class of our Class A common stock, or any redemption rights.

     Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by shareholders, to designate up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the Class A common stock.

     If we issue preferred stock, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. If we issue preferred stock, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of determination that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of determination that contains the terms of the applicable series of preferred stock.

     Depositary Shares. We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock.

     Any depositary shares that we sell under this prospectus will be evidenced by depositary receipts issued under a deposit agreement between us and a depositary with whom we deposit the shares of the applicable series of preferred stock that underlie the depositary shares that are sold. If we issue depositary shares, a form of deposit agreement, including a form of depositary receipt, will be incorporated by reference into the registration statement of which this prospectus is a part. We urge you to read the prospectus supplement related to any depositary shares we may offer, as well as the complete deposit agreement and depositary receipt.

     Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our Class A common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

     If we issue debt securities, they will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. We urge you to read the prospectus supplement related to the series of debt securities being offered, as well as the complete indenture that contains the terms of the debt securities. If we issue debt securities, indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part.

     Warrants. We may issue warrants for the purchase of Class A common stock, preferred stock, depositary shares and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with Class A common stock, preferred stock, depositary shares and/or debt securities, and the warrants may be attached to or separate from those securities.

     If we issue warrants, they will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read the prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock, depositary shares and debt securities will be incorporated by reference into the registration statement of which this prospectus is a part.

ABOUT AVANIR PHARMACEUTICALS

     Avanir Pharmaceuticals is a drug discovery and development company focused on developing and commercializing novel treatments for chronic diseases. We are currently developing Neurodex™ for the treatment of pseudobulbar affect (“PBA”) and for the treatment of chronic diabetic neuropathic pain. We have successfully completed two double blind Phase III clinical trials of Neurodex in the treatment of PBA and one Phase II open label trial for the treatment of diabetic neuropathic pain. We also have a potential product for allergy and asthma, AVP-13358, which is in Phase I clinical development.

     Our clinical and pre-clinical research and drug discovery programs are focused primarily on small molecules that can be taken orally as therapeutic treatments. Our pre-clinical small molecule programs include potential treatments for atherosclerosis and inflammation. We have licensed to Novartis International Pharmaceutical Ltd. our research and development program that targets macrophage migration inhibitory factor (“MIF”) as a potential treatment for inflammatory diseases. Using our proprietary Xenerex™ technology, we are also conducting research to develop injectable human monoclonal antibody products for anthrax, cytomegalovirus, and other infectious diseases.

     We strive to maintain a lean organizational structure while working on a diverse product development pipeline. We also strive to maintain flexibility in our cost structure, by actively managing outsourced functions such as clinical trials, market research, legal counsel, documentation and testing of internal controls, and portions of chemistry, rather than maintain all of these functions in house. While outsourcing can lead to higher costs in some cases, we believe the benefits of being flexible, and being able to rapidly respond to program delays, or successes, and the availability of capital to advance our programs, far outweigh the disadvantages.

     We are currently in the process of completing our rolling submission to the U.S. Food and Drug Administration (“FDA”) of our New Drug Application (“NDA”) for Neurodex for the treatment of PBA. If Neurodex is approved by the FDA, we expect to market the product directly through a dedicated contract sales organization starting in the first half of 2006. We are in the process of transforming from a research and development organization into a commercially viable pharmaceutical company. In order to facilitate that transformation, we are investing in our infrastructure to support the planned commercial launch of Neurodex if approved by the FDA. In preparation for the commercial launch of Neurodex, we are in the process of selecting a contract sales organization, are planning our sales and marketing strategy, and are recruiting senior level sales and marketing personnel. We continue to evaluate co-promotion alternatives for Neurodex. The goals of a co-promotion arrangement would be to reach a broader target audience of physicians as well as to offset some of the expenses associated with Phase III clinical trials of Neurodex as a potential treatment for diabetic neuropathic pain.

     We have licensed certain rights to docosanol 10% cream and our MIF development program, and we continue to seek licensees for other potential products in our pipeline. We may also seek to develop our drug candidates through research collaborations with larger pharmaceutical companies, potentially allowing us to share the risks and the opportunities that come from such development efforts.

     We will have to raise significant amounts of additional capital to prepare for and potentially execute a product launch of Neurodex for PBA, if approved by the FDA for marketing, and fund selected research and other operating activities. Our future capital needs will depend substantially on the economic terms and the timing of any new partnership or collaborative arrangements with pharmaceutical companies under which they will share the costs of such activities. If we are unable to raise capital as needed to fund our operations, or if we are unable to enter into any such collaborative arrangements, then we may need to slow the rate of development of some of our programs or sell the rights to one or more of our drug candidates, and our commercialization plans for Neurodex may be adversely affected. For additional information about the risks and uncertainties that may affect our business and prospects, please see “Risk Factors.”

     Our offices and research facilities are located at 11388 Sorrento Valley Road, San Diego, California 92121. Our telephone number is (858) 622-5200 and our e-mail address is info@avanir.com. Additional information about Avanir can be found on our website, at www.avanir.com, and in our periodic and current reports filed with the Securities and Exchange Commission (“SEC”). Copies of our current and periodic reports filed with the SEC are available at the SEC Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and online at www.sec.gov and our website at www.avanir.com.

RISK FACTORS

     Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned above.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains or incorporates by reference forward-looking statements that involve risks and uncertainties. The statements contained or incorporated by reference in this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the “1933 Act” and Section 21E of the Securities Exchange Act of 1934, or the “1934 Act”, including without limitation statements regarding our expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of such documents. We assume no obligation to update any such forward-looking statements. Our actual results may differ materially from those discussed in the forward-looking statements as a result of certain factors, including those set forth under the caption “Risk Factors” in the prospectus supplement and in the documents incorporated by reference into this prospectus. In evaluating our business, prospective investors should carefully consider these factors in addition to the other information set forth in this prospectus and incorporated herein by reference.

DESCRIPTION OF SECURITIES

     We may offer shares of our Class A common stock and preferred stock, depositary shares, various series of debt securities and warrants to purchase any of such securities with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

USE OF PROCEEDS

     We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities hereby primarily to fund the commercial development of Neurodex for PBA, assuming it is approved by the FDA, our ongoing and future clinical trials and for research and development and general and administrative expenses. The amounts and timing of the expenditures may vary significantly depending on numerous factors, such as the progress of our research and development efforts, regulatory approval status of Neurodex, technological advances and the competitive environment for our products. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time.

     Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

PLAN OF DISTRIBUTION

     We may sell the securities covered by this prospectus from time to time. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

     We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors; or

•	through agents.

     We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

     We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement.

     Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

     If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

     We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

     We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

     Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

     We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

     Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents, in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the 1933 Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

     Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be included in The American Stock Exchange. We may apply to list any series of debt securities, preferred stock, depositary shares or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

     Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

     Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

     The legality of the issuance of the securities being offered hereby and the binding nature of any Debt Securities being offered hereby will be passed upon by Heller Ehrman LLP, San Diego, California.

EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference from Avanir Pharmaceuticals’ Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information for the periods ended December 31, 2004 and 2003 and March 31, 2005 and 2004, which are incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2004 and March 31, 2005 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the 1933 Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act until the offering is completed:

     1. Our Annual Report on Form 10-K for the year ended September 30, 2004;

     2. Our Definitive Proxy Statement on Schedule 14A, filed January 28, 2005;

     3. Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2004 and March 31, 2005;

     4. Our Current Reports on Form 8-K filed with the SEC on December 13, 2004, December 21, 2004, January 19, 2005, March 14, 2005, March 23, 2005, April 6, 2005, May 3, 2005 and May 16, 2005; and

     5. The description of our Class A common stock contained in our registration statement on Form 8-A (File No. 001-15803) filed on April 5, 2000, and as amended April 13, 2000.

     All other documents we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this prospectus.

     Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Avanir Pharmaceuticals, 11388 Sorrento Valley Road, San Diego, California 92121, Attention: Chief Financial Officer, telephone: (858) 622-5200. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the 1934 Act and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. Our filings are available to the public over the Internet at the Securities and Exchange Commission’s website at www.sec.gov, as well as at our website at www.avanir.com. You may also read and copy, at prescribed rates, any document we file with the Securities and Exchange Commission at the Public Reference Room of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Suite 1024, Washington, D.C. 20549. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the Securities and Exchange Commission’s Public Reference Rooms.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Amended and Restated Articles of Incorporation eliminate the personal liability of directors to the fullest extent permitted by the California Corporations Code. Additionally, our bylaws provide that we shall fully indemnify any person who was or is a party, or is threatened to be made a party, to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she is or was our director or officer, or is or was serving at our request as a director or officer of another corporation, partnership joint venture, trust, employee benefit plan or other enterprise. Our bylaws authorize the board of directors to provide these same indemnification rights to other agents of the corporation. We have also obtained liability insurance for our officers and directors and have entered into indemnification agreements with our directors and certain officers.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

*     *     *

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth various expenses in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates except for the Securities and Exchange Commission Registration Fee.

Securities and Exchange Commission Registration Fee	$11,770
Accounting Fees	160,000
Legal Fees and Disbursements	160,000
Listing Fees for Additional Shares on The American Stock Exchange	60,000
Miscellaneous	25,000

Total:	$416,770

Item 15. Indemnification of Officers and Directors.

     The registrant’s Amended and Restated Articles of Incorporation (the “Articles”) provide that, to the extent permitted by applicable law, the registrant’s directors shall not be personally liable to the registrant or its shareholders for monetary damages for any breach of fiduciary duty as directors of the registrant. The Articles eliminate the personal liability of directors to the fullest extent permitted by the California Corporations Law and, together with the registrant’s Bylaws (the “Bylaws”), provides that the registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the registrant, or is or was serving at the request of the registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The registrant has also obtained liability insurance for its officers and directors and has entered into indemnification agreements with its directors and certain officers.

Item 16. Exhibits.

     The following documents are filed herewith (unless otherwise indicated) and made a part of this registration statement.

Exhibit
Number	Description of Exhibit
1.1	Form of Underwriting Agreement*

4.1	Form of Class A Common Stock Certificate (1)

4.2	Form of Indenture*

4.3	Form of Debt Security*

4.4	Form of Preferred Stock Certificate*

4.5	Form of Certificate of Determination*

4.6	Form of Deposit Agreement*

4.7	Form of Depositary Receipt*

4.8	Form of Warrant Agreement*

4.9	Form of Warrant Certificate*

4.10	Rights Agreement, dated as of March 5, 1999, with American Stock Transfer & Trust Company(2)

4.11	Form of Rights Certificate with respect to the Rights Agreement, dated as of March 5, 1999(2)

4.12	Amendment No. 1 to Rights Agreement, dated November 30, 1999, with American Stock Transfer & Trust Company(3)

Exhibit
Number	Description of Exhibit
5.1	Opinion of Heller Ehrman LLP

11.1	Statements re Computation of Ratios*

15.1	Letter on Unaudited Interim Financial Information

23.1	Consent of Heller Ehrman LLP (filed as part of Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page)

25.1	Statement of Eligibility of Trustee*

*	If applicable, to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

(1)	Incorporated by reference to the similarly described exhibit included with the Registrant’s Registration Statement on Form S-1, File No. 33-32742, declared effective by the Commission on May 8, 1990.

(2)	Incorporated by reference to the similarly described exhibit included with the Registrant’s Current Report on Form 8-K, filed March 11, 1999.

(3)	Incorporated by reference to the similarly described exhibit included with the Registrant’s Current Report on Form 8-K, filed December 3, 1999.

Item 17. Undertakings.

     A. The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the “1933 Act”), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (the “1934 Act”) (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

     D. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

     E. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

*     *     *

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of San Diego, state of California, on June 20, 2005.

AVANIR PHARMACEUTICALS

By	/s/ Gregory P. Hanson, CMA

Gregory P. Hanson, CMA
Vice President and Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles A. Mathews and Gregory P. Hanson, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-3 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Gregory P. Hanson, CMA	Vice President, Finance; Chief Financial	June 20, 2005

Gregory P. Hanson, CMA	Officer; and Secretary (Principal Executive, Accounting and Financial Officer)

/s/ Charles A. Mathews	Chairman of the Board; Director	June 20, 2005

Charles A. Mathews

/s/ Stephen G. Austin, CPA	Director	June 20, 2005

Stephen G. Austin, CPA

/s/ Dennis J. Carlo, Ph.D.	Director	June 20, 2005

Dennis J. Carlo, Ph.D.

/s/ Harold F. Oberkfell	Director	June 20, 2005

Harold F. Oberkfell

/s/ Kenneth E. Olson	Director	June 20, 2005

Kenneth E. Olson

/s/ Dennis G. Podlesak	Director	June 20, 2005

Dennis G. Podlesak

/s/ Jonathan T. Silverstein	Director	June 20, 2005

Jonathan T. Silverstein

/s/ Paul G. Thomas	Director	June 20, 2005

Paul G. Thomas

AVANIR PHARMACEUTICALS

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
1.1	Form of Underwriting Agreement*

4.1	Form of Class A Common Stock Certificate (1)

4.2	Form of Indenture*

4.3	Form of Debt Security*

4.4	Form of Preferred Stock Certificate*

4.5	Form of Certificate of Determination*

4.6	Form of Deposit Agreement*

4.7	Form of Depositary Receipt*

4.8	Form of Warrant Agreement*

4.9	Form of Warrant Certificate*

4.10	Rights Agreement, dated as of March 5, 1999, with American Stock Transfer & Trust Company(2)

4.11	Form of Rights Certificate with respect to the Rights Agreement, dated as of March 5, 1999(2)

4.12	Amendment No. 1 to Rights Agreement, dated November 30, 1999, with American Stock Transfer & Trust Company(3)

5.1	Opinion of Heller Ehrman LLP

11.1	Statements re Computation of Ratios*

15.1	Letter on Unaudited Interim Financial Information

23.1	Consent of Heller Ehrman LLP (filed as part of Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page)

25.1	Statement of Eligibility of Trustee*

*	If applicable, to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

(1)	Incorporated by reference to the similarly described exhibit included with the Registrant’s Registration Statement on Form S-1, File No. 33-32742, declared effective by the Commission on May 8, 1990.

(2)	Incorporated by reference to the similarly described exhibit included with the Registrant’s Current Report on Form 8-K, filed March 11, 1999.

(3)	Incorporated by reference to the similarly described exhibit included with the Registrant’s Current Report on Form 8-K, filed December 3, 1999.

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